FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“First Amendment”) is made as of the 6th day of December, 2010, by and between MERITOR FRANCE, a societe en nom collectif organized under the laws of France (“Seller”), ARVINMERITOR, INC., a corporation organized under the laws of the State of Indiana (“Seller Guarantor”), and 81 ACQUISITION LLC, a limited liability company organized under the laws of the State of Delaware (“Buyer”). Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Purchase and Sale Agreement identified below.

WITNESSETH:

WHEREAS, Seller, Seller Guarantor and Buyer have executed and delivered that certain Purchase and Sale Agreement dated as of August 3, 2010 (the “Purchase and Sale Agreement”); and

WHEREAS, the parties desire to amend the Purchase and Sale Agreement as provided below in this First Amendment (as so amended, the “Amended Agreement”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. The parties acknowledge and agree that as a result of changes in the Pre-Closing Reorganization Transactions, the membership interests of Body Systems USA, LLC (formerly known as Body Systems USA, Inc.; “Body Systems USA”) will not be owned directly or indirectly by the Acquired Parent Company as of the Closing Date. At Closing, in addition to the sale of the Acquired Parent Shares by Seller to Buyer, Seller shall cause its Affiliate, ArvinMeritor Holdings France SNC (“ARM France”), to sell convey, transfer, assign and deliver to Buyer, and Buyer will purchase from ARM France, all of ARM France’s right, title and interest in and to all of the membership interests of Body Systems USA, free and clear of all Encumbrances, except Permitted Encumbrances if any. Body Systems USA and its Affiliates (other than Seller and the Seller Affiliates) as of Closing shall be deemed to be Acquired Companies for all purposes under the Amended Agreement.

     2. In addition to the purchase of the Acquired Parent Company Shares and the membership interests of Body Systems USA as contemplated by the Amended Agreement, at Closing Anish Ghoshal will sell convey, transfer, assign and deliver to Inteva Mexico Holding, LLC (an Affiliate of Buyer), and Buyer will cause Inteva Mexico Holding, LLC to purchase, one share of Meritor Light Vehicle Systems India Private Limited (the “Nominee Share”), free and clear of all Encumbrances, except Permitted Encumbrances if any. For clarification, Meritor Light Vehicle Systems India Private Limited and its Affiliates (other than Seller and the Seller Affiliates) shall be deemed to be Acquired Companies for all purposes under the Amended Agreement.

     3. The Purchase Price to be paid by Buyer pursuant Section 2.2 of the Purchase and Sale Agreement shall be deemed to include the purchase price for the Acquired Parent Shares, the membership interests of Body Systems USA and the Nominee Share.

     4. Section 2.5(b)(i) of the Purchase and Sale Agreement is hereby amended to add the assignment documents necessary to transfer the membership interests of Body Systems USA and the Nominee Share.

     5. The second sentence of Section 3.11(a) of the Purchase and Sale Agreement is hereby amended and restated to read in its entirety as follows:

     “Except as set forth in Section 3.11 of the Seller Disclosure Letter, as of the Closing Date, Seller will be the record and beneficial owner of all of the outstanding Acquired Parent Shares and Acquired Parent Company or another Acquired Company, in each case as described in Appendix A, will be the record and beneficial owner of all of the other outstanding Acquired Company Shares, in each case free and clear of all Encumbrances except for Permitted Encumbrances.”

     6. The parties acknowledge and agree that Buyer has complied with the requirements of Section 5.2(b) of the Purchase and Sale Agreement with respect to Competition Law Filings in Brazil, China and the European Union and that the relevant competition authorities in Brazil, China and the European Union have indicated that the proposed transactions may proceed.

     7. The parties acknowledge and agree that notwithstanding the provisions of Section 5.11 of the Purchase and Sale Agreement, certain Credit Support Arrangements will not be cancelled by Seller as of the Effective Time and Buyer will not be obligated to replace these Credit Support Arrangements, subject to the following terms and conditions:

     (i) The Deutsche Bank Guaranty for Pre-Pension Plan of ArvinMeritor LVS Brussels (the “DB Guaranty”), including the cash collateral in support thereof, will not be cancelled by Seller as of the Effective Time and Buyer will not be obligated to replace the DB Guaranty. In consideration thereof, the amount of cash collateral in support of the Guarantee as of the Effective Time shall be deemed to be additional Cash of the Acquired Companies as of the Effective Time and shall be included in the calculation of the Estimated Cash Amount, the Cash Adjustment Amount, the Final Closing Cash Amount, the Closing Payment and the Purchase Price in accordance with Article II of the Amended Agreement.

     (ii) Contrat D’Affacturage no. 00191140 dated February 16, 2007 by and between ArvinMeritor L.V.S. France and B.N.P. Paribas Factor S.A. (the “Contrat”) will not be cancelled by Seller as of the Effective Time and Buyer will not be obligated to replace the Contrat.

     (iii) Framework Agreement on Assignment of Receivables for Consideration dated April 2, 2008 by and between ArvinMeritor LVS Liberec a.s. and ABN Amro Bank N.V. (the “Framework Agreement”) will not be cancelled by Seller as of the Effective Time and Buyer will not be obligated to replace the Framework Agreement.

     (iv) Guarantee issued by Deutsche Bank to various landlords on behalf of ArvinMeritor GmbH (the “Guarantee”), including the cash collateral in support thereof, will not be cancelled by Seller as of the Effective Time and Buyer will not be required to replace the Guarantee. In consideration thereof, the amount of cash collateral in support of the Guarantee as of the Effective Time shall be deemed to be additional Cash of the Acquired Companies as of the Effective Time and shall be included in the calculation of the Estimated Cash Amount, the Cash Adjustment Amount, the Final Closing Cash Amount, the Closing Payment and the Purchase Price in accordance with Article II of the Amended Agreement.

     (v) Deposit with LBBW (Landesbank Baden Württemberg) on behalf of ArvinMeritor GmbH regarding the obligation under the old age part-time contact (the “Deposit”), including the cash collateral in support thereof, will not be cancelled by Seller as of the Effective Time and Buyer will not be required to replace the Deposit. In consideration thereof, the amount of the Deposit (and cash collateral in support thereof) as of the Effective Time shall be deemed to be additional Cash of the Acquired Companies as of the Effective Time and shall be included in the calculation of the Estimated Cash Amount, the Cash Adjustment Amount, the Final Closing Cash Amount, the Closing Payment and the Purchase Price in accordance with Article II of the Amended Agreement.

     (vi) The Citibank Letters of Credit on behalf of Meritor LVS India Pty Ltd described in Section 3.22 of the Seller Disclosure Letter (each a “Citibank Letter of Credit”; collectively, the “Citibank Letters of Credit”), including the cash collateral in support thereof, will not be cancelled by Seller as of the Effective Time and Buyer will not be required to replace the Citibank Letters of Credit. In consideration thereof, the amount of the cash collateral in support of each Citibank Letter of Credit as of the Effective Time shall be deemed to be additional Cash of the Acquired Companies as of the Effective Time and shall be included in the calculation of the Estimated Cash Amount, the Cash Adjustment Amount, the Final Closing Cash Amount, the Closing Payment and the Purchase Price in accordance with Article II of the Amended Agreement.

Any and all other Credit Support Arrangements not specifically addressed in this Section 6 of this First Amendment shall remain subject to Section 5.11 of the Amended Agreement without any change thereto.

     8. Section 5.19 of the Purchase and Sale Agreement is hereby amended and restated to read in its entirety as follows:

     “5.19 Transactions with Affiliates. Except for (i) the Ancillary Agreements and the other agreements and instruments required to be delivered pursuant to this Agreement or any of the Ancillary Agreements, (ii) the contracts, agreements or licenses disclosed on Section 5.19 of the Seller Disclosure Letter and (iii) the contracts and agreements entered into in connection with or pursuant to the Pre-Closing Reorganization Transactions that are listed on Schedule 1 of the First Amendment, all of the contracts Related to the Business between any Acquired Company or JV Company, on the one hand, and Seller or any Seller Affiliate, on the other hand, will be terminated effective as of the Effective Time.”

     9. Section 5.31 of the Purchase and Sale Agreement shall be deleted. This subsection will be designated as “[Reserved]” to maintain the numbering of the following subsections. The definition of the term “Transition Services Agreement” contained in Section 1.1 of the Purchase and Sale Agreement is hereby amended and restated to read in its entirety as follows:

     “’Transition Services Agreement’ means the Transition Services Agreement in substantially the form attached as Exhibit A to the First Amendment.”

     10. The parties acknowledge and agree that US $500,000 received by Seller or a Seller Affiliate prior to Closing in connection with the joint venture between the Business and PHA and the transactions contemplated by Section 5.32 of the Purchase and Sale Agreement shall be deemed to be a reduction in Cash of the Acquired Companies as of the Effective Time in the amount of US $500,000, and notwithstanding the provisions of Section 5.32 of the Purchase and Sale Agreement, such Cash reduction shall be included in the calculation of the Estimated Cash Amount, the Cash Adjustment Amount, the Final Closing Cash Amount, the Closing Payment and the Purchase Price in accordance with Article II of the Amended Agreement. The parties further acknowledge and agree that Seller has fully satisfied its obligations under Section 5.32 of the Amended Agreement and that without limiting the generality of the foregoing, the deduction of Cash as described above in this Section 7 shall be deemed to satisfy the obligation under Section 5.32 that any consideration provided to any Acquired Company continue to be held by such Acquired Company as contemplated by Section 5.32 of the Amended Agreement.

     11. Section 7.1(e)(iii) of the Purchase and Sale Agreement shall be deleted and shall not be one of the Non-Business Employee Liabilities. This subsection will be designated as “[Reserved]” to maintain the numbering of the following subsections. For clarification, any and all Liabilities arising under, pursuant to or in connection with any pension scheme or arrangement for retirees of the Seller’s or its Affiliates’ light vehicle systems (LVS) Brussels facility which was previously closed (“Brussels Pension Liability”) shall be deemed to be a Liability and obligation of Buyer or an Acquired Company under Article VII for all purposes under the Amended Agreement and that Buyer shall be responsible for, or the Acquired Companies shall be and remain liable for (as between the Seller, on the one hand, and the Buyer and Acquired Companies, on the other hand) the Brussels Pension Liability. In consideration thereof, the amount of 869,000 Euros shall be deemed to be a reduction in Cash of the Acquired Companies as of the Effective Time in the amount of 869,000 Euros and such reduction shall be included in the calculation of the Estimated Cash Amount, the Cash Adjustment Amount, the Final Closing Cash Amount, the Closing Payment and the Purchase Price in accordance with Article II of the Amended Agreement.

     12. Section 7.1(g) of the Purchase and Sale Agreement shall be added to read in its entirety as follows:

     “(g) The parties acknowledge and agree that certain employees of ArvinMeritor OE, LLC, a Delaware limited liability company, and Arvin Innovation Management, Inc., a Delaware corporation, listed on Schedule 2 hereto (the “Closing Offer Employees”) will not be employed by an Acquired Company as of Closing. Buyer shall cause one or more U.S. Acquired Companies or other U.S. Affiliates of Buyer to make offers of employment on the Closing Date to all of the Closing Offer Employees as of the Closing Date in each case (i) on wage and salary terms identical to the employee’s current wage and salary and (ii) except for wage and salary, on terms and conditions substantially equivalent to the employee’s current terms and conditions of employment (except with respect to (i) or (ii) in the case of any additional or greater rights that may be required by Law). A Closing Offer Employee shall be deemed to have accepted such offer of employment for purposes of this Article VII unless the employee notifies Seller or the applicable Acquired Company or Buyer Affiliate (in which case the Acquired Company or Buyer Affiliate shall provide such notice in writing to Seller) of his or her non-acceptance or fails or refuses to report to work as scheduled by Buyer or the applicable Acquired Company or Buyer Affiliate after Closing and written notice of such is provided to Seller or as otherwise required by Law. Seller or an Affiliate of Seller shall have the right to request from any Closing Offer Employee a resignation or other evidence of termination of employment of such employee with Seller or Affiliate of Seller, in each case, reasonably acceptable to Seller or an Affiliate of Seller, as applicable. The Acquired Company’s or Buyer Affiliate’s offer of employment to each such Closing Offer Employee shall be in writing. Those Closing Offer Employees who accept or are deemed to have accepted the Acquired Company’s or Buyer Affiliate’s offer of employment shall be deemed to be Business Employees as provided in this Agreement as of the Effective Time. Buyer shall indemnify and hold harmless each of the Seller Parties against and in respect of any and all Losses resulting or arising from the Closing Offer Employees (whether or not a Closing Offer Employee has accepted or deemed to have accepted the Acquired Company’s or Buyer Affiliate’s offer of employment), whether now existing or hereafter arising and whether arising out of occurrences, events or incidents occurring before, on or after the Effective Time or in respect of any of their respective beneficiaries or dependents except for Non-Business Employee Liabilities and the payment of unpaid wages or salaries of Closing Offer Employees earned for periods of service prior to the Effective Time.”

The Purchase and Sale Agreement is hereby amended by adding to it as its Schedule 2 the list of Closing Offer Employees attached to this First Amendments as its Schedule 2.

     13. The parties acknowledge and agree that notwithstanding the provisions of Section 7.7 of the Agreement, Seller shall satisfy or shall cause a Seller Affiliate to satisfy any unpaid wage or salary of any Closing Offer Employee earned for periods of service prior to the Effective Time, provided, however, that Buyer shall satisfy, or shall cause the applicable Acquired Company or Buyer Affiliate to satisfy, all obligations (whether of a Seller, Seller Affiliate or Acquired Company) to all Closing Offer Employees for any unpaid bonus, vacation, holiday pay or paid absence allowances earned for periods of service prior to the Effective Time, excluding any Non-Business Employee Liabilities, and following the Effective Time, all such amounts shall be paid in accordance with Buyer’s or such Acquired Company’s or Buyer Affiliate’s normal payroll practices.

     14. The definition of “Closing Deadline” found in Section 11.1(b) of the Purchase and Sale Agreement is hereby amended from “December 31, 2010” to “February 8, 2011.”

     15. (a) Buyer hereby waives the conditions to its obligation to consummate the transactions contemplated by the Amended Agreement contained in Sections 8.1(a) (except with respect to the representations and warranties of Seller contained in Sections 3.1 and 3.11 of the Amended Agreement), (e), (g) and (h) of the Amended Agreement and (b) Buyer, Seller and Seller Guarantor hereby agree that the Closing will take place on January 3, 2011. Additionally, Buyer agrees that the certificate of Seller referred to in Section 8.1(c)(i) of the Amended Agreement shall not refer to the conditions contained in Section 8.1(a) that have been waived in the preceding sentence. For clarity, Buyer does not waive any of the conditions contained in Sections 8.1(b), (c) (except as modified by the previous sentence), (d) and (f) of the Amended Agreement and Seller does not waive any of the conditions contained in Sections 8.2 of the Amended Agreement.

     16. Appendix A of the Purchase and Sale Agreement is hereby amended and restated in the form of Appendix A attached hereto.

     17. Appendix I of the Purchase and Sale Agreement is hereby amended and restated in the form of Appendix I attached hereto.

     18. As amended as provided above, the Purchase and Sale Agreement shall continue in full force and affect.

     19. This First Amendment shall be governed by and be construed in accordance with the Laws of the State of New York, without regard however to the conflicts of laws principles thereof and excluding the United Nations Convention on the International Sale of Goods.

     20. This First Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same document. Any facsimile or electronic pdf signature attached to this First Amendment shall be deemed to be an original and shall have the same force and effect as an original signature.

[Signature page follows. The balance of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties, intending legally to be bound, have caused this First Amendment to be duly executed and delivered in Troy, Michigan as of the day and year first herein above written.

SELLER:

MERITOR FRANCE

By:	/s/ John A. Crable

Name: John A. Crable
Its: Gérant

SELLER GUARANTOR:

ARVINMERITOR, INC.

By:	/s/ Mary A. Lehmann
Name: Mary A. Lehmann
Its: Senior Vice President

BUYER:

81 ACQUISITION LLC

By:	Jeffrey Legault

Name: Jeffrey Legaut
Its: Assistant Secretary